UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

5E ADVANCED MATERIALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

5E ADVANCED MATERIALS, INC.

SUPPLEMENT TO PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, JUNE 24, 2024 AT 10:00 A.M. PACIFIC TIME (BEING 3:00 AM AEST TUESDAY, JUNE 25, 2024)

The Proxy Statement, this Supplement and the 2023 Annual Report are available at
http://www.envisionreports.com/FEAM

To Our Stockholders:

This supplement, dated June 5, 2024, supplements the proxy statement on Form DEF14A filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 20, 2024 (the “Original Proxy Statement”), and as further updated on Form PRER14A filed with the Commission on May 31, 2024 (“Amendment No. 1” and, together with the Original Proxy Statement, the “Proxy Statement”), relating to the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of 5E Advanced Materials, Inc. (the “Company”), which will be held on Monday, June 24, 2024 at 10:00 a.m. Pacific time (being 3:00 am AEST Tuesday, June 25, 2024). The purpose of this supplement is to provide updated information with respect to the Proxy Statement’s “Proposal No. 1 - Election of Directors”. Except as described in this supplement, the information provided in the Proxy Statement is unchanged.

Recent Developments

As disclosed in the Company’s Current Report on Form 8-K filed with the Commission on June 4, 2024, after mailing of our Proxy Statement commenced, Susan Brennan notified the Company of her resignation as President and Chief Executive Officer and as a director of the Board of Directors (the “Board”), effective on June 3, 2024, and will therefore not to stand for re-election to the Company’s Board at the Annual Meeting. As a result, Ms. Brennan’s name has been withdrawn from nomination for re-election to the Board at the Annual Meeting. Therefore, the six nominees for election at the Annual Meeting currently are: (1) David Jay Salisbury; (2) Stephen Hunt; (3) H. Keith Jennings; (4) Sen Ming (Jimmy) Lim; (5) Graham van’t Hoff; and (6) Barry Dick. Also effective on June 3, 2024, the Board reduced its size from seven members to six members and therefore no vacancy currently exists.

Upon Ms. Brennan’s resignation, the Board appointed Paul Weibel, the Company’s Chief Financial Officer, as the Company’s Chief Executive Officer and principal executive officer, effective on June 3, 2024. The Board also appointed Joshua Malm, the Company’s Interim Chief Accounting Officer, as the Company’s Interim Chief Financial Officer and principal financial officer and principal accounting officer, effective as of June 3, 2024.

Impact on Voting at the Meeting

Since Ms. Brennan will not be standing for election at the Annual Meeting and the Board has not designated a substitute nominee, shares represented by proxies received by the Company will be voted as instructed, except that no votes shall be cast for Ms. Brennan. For uninstructed proxies, the proxy holders will vote for each of the remaining six nominees set forth above. Due to the reduction in board size, there will be no vacancy on the Board following Ms. Brennan’s resignation.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Stockholders of the Company may continue to use the proxy card or CDI Voting Instruction Form included with the Original Proxy Statement or use the updated proxy card or CDI Voting Instruction Form that is forthcoming with the definitive additional materials that will be filed and mailed with Amendment No. 1. Votes cast for the election of Ms. Brennan will be disregarded and will have no effect. Any stockholder who desires to revoke or change a previously executed proxy or CDI Voting Instruction Form may do so in the manner described in the Proxy Statement.

Hesperia, California
/s/ Paul Weibel
June 5, 2024	Paul Weibel Chief Executive Officer